Exhibit 10.1

The Hershey Company 100 Crystal A Drive Hershey, Pennsylvania 17033

Notice of Special Award of Restricted Stock Units

Name of Grantee	Plan:	EICP
Address	ID:	PERNR
City, State Zip Country

1.  EFFECTIVE DATE AND LEVEL OF AWARD.  Effective ___________ (the “Grant Date”), grantee has been awarded Restricted Stock Units (“RSUs”) representing ________ shares of Common Stock of The Hershey Company (the “Company”).  Each RSU represents the right to receive a share of the Company’s Common Stock, $1.00 par value, at a future date and time, subject to the terms of this Notice of Special Award of Restricted Stock Units (the “Notice of Special Award”).

2.  DEFINITIONS.  Wherever used herein, the following terms shall have the meanings set forth below.  Capitalized terms not otherwise defined in this Notice of Special Award shall have the same meanings as set forth in the Plan.

(A) “Deferred Compensation Plan” means The Hershey Company Deferred Compensation Plan and any successor or replacement plan thereof.

(B) “Dividend Equivalent Right” means a right that entitles the grantee to receive an amount equal to any cash dividends paid on a share of Common Stock, which dividends have a record date between the Grant Date and the date a Vested Unit is paid.  Dividend Equivalent Rights will be paid in cash.

(C) “Plan” means The Hershey Company Equity and Incentive Compensation Plan (formerly known as the Hershey Foods Corporation Key Employee Incentive Plan) and any successor or replacement plan thereof.

3.  VESTING DATES.  The grantee shall vest in the number of RSUs corresponding with each date shown below (each a “Vesting Date”); provided that the grantee has remained in continuous employment with the Company or a Subsidiary from the Grant Date through such Vesting Date.

RSUs	Vesting Date
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If prior to a Vesting Date, the grantee’s employment with the Company and its Subsidiaries terminates for any reason, then the unvested RSUs (and any related Dividend Equivalent Rights) subject to this Notice of Special Award shall terminate and be completely forfeited on the date of such termination of the grantee’s employment unless the grantee is entitled to any accelerated vesting of the unvested RSUs under the terms of the Plan or other Company-sponsored plan or agreement or as described in paragraph 8(E) below, in which case such accelerated vesting of the unvested RSUs will be in accordance with the terms of the applicable plan, agreement or local law.  Notwithstanding anything in the Plan or this Notice of Special Award to the contrary, if the grantee is terminated for Cause from the Company and its Subsidiaries prior to payment pursuant to paragraph 5, all of the RSUs will immediately and automatically without any action on the part of the grantee or the Company, be forfeited by the grantee.

4.  PAYMENT OF AWARD.  Unless deferred under Deferred Compensation Plan, an RSU that has vested (“Vested Unit”) shall be paid in the form of a share of Common Stock, unless prohibited by applicable local law, in which case the Vested Unit will be paid in the cash equivalent, as soon as practicable following each Vesting Date or, if earlier, any accelerated vesting event in accordance with the terms of the Plan or other Company-sponsored plan or agreement, but in no event later than March 15 following the calendar year in which such RSUs vest.  In addition, the grantee shall be entitled to receive a lump sum cash payment equal to the Dividend Equivalent Rights with respect to any Vested Units at the same time as the payment for such underlying Vested Units.

5.  RESTRICTIONS AND LIMITATIONS.

(A) To the extent that the grantee does not vest in any RSUs, all interest in such units, the related shares of Common Stock, and any Dividend Equivalent Rights shall be forfeited.  The grantee shall have no right or interest in any RSU or related share of Common Stock that is forfeited.

(B) Upon each issuance or transfer of shares of Common Stock in accordance with this Notice of Special Award, a number of RSUs equal to the number of shares of Common Stock issued or transferred to the grantee shall be extinguished and such number of RSUs will not be considered to be held by the grantee for any purpose.

6.  WITHHOLDING.

(A) The Company’s obligation to deliver shares of Common Stock or cash to settle the Vested Units and Dividend Equivalent Rights shall be subject to the satisfaction of applicable tax withholding requirements.  The grantee must pay to the Company any withholding tax due as a result of such payment.

(B) The Company shall have the right to reduce the number of shares of Common Stock issued to the grantee to satisfy the minimum applicable tax withholding requirements.

7.  OTHER LAWS.  The Company shall have the right to refuse to issue or transfer any shares under this Notice of Special Award if the Company acting in its absolute discretion determines that the issuance or transfer of such Common Stock might violate any applicable law or regulation.

8.  MISCELLANEOUS.

(A) This Notice of Special Award shall be subject to all of the provisions, definitions, terms and conditions set forth in the Plan and any interpretations, rules and regulations promulgated by the Committee from time to time, all of which are incorporated by reference in this Notice of Special Award.

(B) If one or more of the provisions of this Notice of Special Award shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Notice of Special Award to be construed so as to foster the intent of this award and the Plan.

(C) By accepting the RSUs awarded herewith, the grantee acknowledges and agrees, subject to paragraph (E) below, that the RSUs are awarded under and governed by the terms and conditions set forth in this Notice of Special Award and in the Plan, and the Executive Confidentiality and Restrictive Covenant Agreement (or similar or successor agreement), if any, applicable to grantee, and that such terms and conditions shall supersede all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.  Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation, construction or administration of the Plan or the RSUs awarded thereunder shall be determined in all cases and for all purposes by the Committee, or any successor committee, and any such determination shall be final, binding and conclusive for all purposes.

(D) The terms and conditions set forth in this document shall not, unless expressly stated otherwise, modify or supersede the terms and conditions of any other plan or agreement applicable to employee benefit plans of the Company.

(E) Notwithstanding anything herein to the contrary, in the event the grantee: (i) is an employee of the Company in a country other than the United States (a “Foreign National”), (ii) is not subject to the federal income tax laws of the United States (“U.S. Tax Law”) for purposes of these RSUs, and (iii) has certain rights in the vesting and payment of the RSUs upon termination of employment under the laws of the country in which grantee is employed, the vesting and payment of any unvested RSUs (and any related Dividend Equivalent Rights) will be in accordance with the terms of a severance agreement entered into between the Company and grantee that complies with the laws of the country in which grantee is employed or in the absence of a severance agreement, as may be required by the laws of such country; provided, however, if any RSUs, granted to such Foreign National, are subject to U.S. Tax Law, the payment of such RSUs shall be governed by the terms of this Notice of Special Award.

9.  CONTACT INFORMATION.  Copies of the Plan and the Information Statement (Prospectus) for the EICP are available upon request from the WorkLife Center by calling 1-800-878-0440 or by email to worklifecenter@hersheys.com.